Registration No. 333-171812

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1

To Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLINT TELECOM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	3669	36-3574355
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7500 College Blvd., Suite 500
Overland Park, Kansas 66210
(913) 815-1570
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
ll2360 Corporate Circle, Suite 400
Henderson, NV 89074-7722
(702) 866-2500
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

Deregistration of Shares of Common Stock

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1/A (File No. 333-171812) filed by Flint Telecom Group, Inc. (the “Company”) and declared effective on June 9, 2011 (the “Registration Statement”), registering 50,000,000 shares of the Company’s common stock (the “Registered Shares”).  Since the Registration Statement was declared effective, the Company did not sell any of the Registered Shares.  This Post-Effective Amendment is being filed solely to deregister any and all Registered Shares that remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, Flint Telecom Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective Amendment on Form S-1 and authorized this post-effective amendment on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, Kansas, on September 29, 2011.

FLINT TELECOM GROUP, INC.

By:	/s/ Vincent Browne
Name: Vincent Browne
Title: Chief Executive Officer Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent Browne	Chief Executive officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer), Chairman	September 29, 2011
Vincent Browne

/s/ Bernard A. Fried	President, Chief Operating Officer, Director	September 29, 2011
Bernard A. Fried